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                                                                   EXHIBIT 99.1
                                                                   ------------

SUMMIT TECHNOLOGY, INC.
21 HICKORY DRIVE
WALTHAM, MASSACHUSETTS 02451
(781) 890-1234

For Immediate Release

       SUMMIT TECHNOLOGY ANNOUNCES SECOND QUARTER FINANCIAL RESULTS LED BY
                         RECORD PROCEDURE VOLUME GROWTH

             -- PROCEDURE VOLUME UP 100% OVER SECOND QUARTER 1998 --


Waltham, MA, July 28, 1999- Summit Technology, Inc. (NASDAQ: BEAM) said today that its revenues for the three months ended June 30, 1999 increased 14% to $27.4 million from $24.1 million for the three months ended June 30, 1998. The second quarter 1999 results include the effects of operations of Autonomous Technologies Corporation from the date of acquisition which was April 29, 1999. In connection with the acquisition, Summit recorded one-time charges of $19.8 million for acquired in-process research and development and $2.8 million to write-down inventory to its net realizable value. Excluding one-time charges, the net loss for the second quarter of 1999 was $1.3 million, or $.03 per diluted share. The net loss for the second quarter of 1999, including one-time charges was $23.9 million, or $.61 per diluted share, compared to net income of $31.2 million, or $1.00 per diluted share, for the second quarter of 1998. In the second quarter of 1998, Summit received a $29.9 million litigation settlement, net of taxes and related expenses.

Revenues for the six months ended June 30, 1999 were $53.1 million, an increase of 15% over revenues of $46.1 million for the six months ended June 30, 1998. The net loss for the first half of 1999, including the one-time charges described above, was $21.5 million, or $.61 per diluted share, compared to net income of $21.5 million, or $0.69 per diluted share for the first half of 1998. The 1998 first half results also include a one-time non-cash charge of $10.1 million, or $0.32 per share, representing the cumulative effect of adopting a new accounting principle as of January 1, 1998.

Second quarter 1999 procedure volume in the US, measured by the Company's sale of OmniCards, increased 100% over the second quarter of 1998 and 14% over the first quarter of 1999.

Last week the FDA Ophthalmic Advisory Panel recommended approval of the Company's PMA application for treatment of high myopia and high astigmatism with LASIK using the Summit Apex Plus Excimer Laser Workstation. When approved by the FDA, this would give Summit the broadest indication in the US marketplace for the treatment of myopia with or without astigmatism. The FDA also granted Summit an IDE to initiate studies for customized ablations using its patented CustomCornea(R) measurement device and its LADARVision system. Summit is the only manufacturer to offer a choice of two FDA-approved excimer laser systems.

"We are pleased with the increase in procedure volume we experienced this quarter," stated Robert J. Palmisano, Chief Executive Officer of Summit. "We recently announced a public
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offering to sell 4,000,000 shares of our common stock, and with the proceeds we will continue to execute our business plan to grow our market share and regain leadership in this industry," commented Palmisano. "We believe that with Summit's leading technology, customer focus and a broadening of FDA approvals, procedures performed on our systems will continue to grow," he concluded.

Founded in 1985, Summit Technology is a leading developer, manufacturer and marketer of ophthalmic laser systems and related products designed to correct common vision disorders such as nearsightedness, farsightedness and astigmatism. In 1995, Summit was the first excimer laser company to receive FDA approval for its excimer laser system for the correction of mild to moderate myopia in the U.S. Autonomous, a wholly owned subsidiary, is engaged in the design and development of next-generation excimer laser instruments for laser refractive surgery. The Company's LADARVision System combines laser radar eye tracking with narrow beam shaping technology. In addition, through its wholly owned subsidiary, Lens Express, Summit sells contact lenses and related products.

Cautionary Statement under "Safe harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward looking". These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. Among these risks and uncertainties are: competition from other manufacturers and vision correction technologies, delays in obtaining regulatory approvals, challenges to patents owned and licensed by the Company affecting per procedure revenues, adverse litigation results, difficulties in commercializing the LADARVision system and dependence on sole source suppliers. For additional information and risks associated with the Company's business prospects and future operating results, please refer to Summit's public filings with the Securities and Exchange Commission.

For more information contact:
Kate Sturgis Burnham
Director, Investor Relations & Corporate Communications
Summit Technology, Inc.
(781) 672-0517
kate.burnham@sum-tech.com
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                    SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS                    SIX MONTHS
                                                             ENDED JUNE 30,                 ENDED JUNE 30,
                                                          --------------------            ------------------
                                                           1999          1998             1999        1998
------------------------------------------------------------------------------------------------------------
Revenues:
   Systems                                             $  4,394     $  5,395          $  7,729    $  8,683
   License fees, service and other                       11,300        7,459            21,485      14,294
   Contact lens and related products                     11,707       11,246            23,871      23,163
                                                    --------------------------------------------------------
Total revenues                                           27,401       24,100            53,085      46,140
                                                    --------------------------------------------------------
Cost of revenues:
  Cost of revenues                                       14,716       14,155            28,094      27,463
  Inventory write-down                                    2,800           --             2,800          --
                                                    --------------------------------------------------------
Total cost of revenues                                   17,516       14,155            30,894      27,463

Gross profit                                              9,885        9,945            22,191      18,677
                                                    --------------------------------------------------------

Operating expenses:
  Selling, general and administrative                    10,512        7,242            19,137      14,417
  Research, development and regulatory                    3,844        1,761             5,930       3,599
  Acquired in-process research and  development          19,800           --            19,800          --
                                                    --------------------------------------------------------
      Total operating expenses                           34,156        9,003            44,867      18,016
                                                    --------------------------------------------------------

Operating income (loss)                                 (24,271)         942           (22,676)        661
Litigation settlement, net of related expenses               --       34,386                --      34,386
Interest income                                             626          938             1,712       1,866
Interest expense                                            (82)        (208)             (196)       (448)
Other income (expense)                                     (116)          46              (232)         40
                                                    --------------------------------------------------------

Income (loss) before provision for income taxes         (23,843)      36,104           (21,392)     36,505

Provision for income taxes                                   92        4,896               157       4,920
                                                    --------------------------------------------------------
Income (loss) before cumulative effect of
  accounting principle change                           (23,935)      31,208           (21,549)     31,585
Cumulative effect of accounting principle
  change, net of tax                                         --           --                --     (10,103)
------------------------------------------------------------------------------------------------------------
      Net income (loss)                                $(23,935)    $ 31,208          $(21,549)   $ 21,482
------------------------------------------------------------------------------------------------------------
Basic and diluted earnings (loss) per share:
  Income (loss) before cumulative effect of
    accounting principle change                        $  (0.61)    $   1.00          $  (0.61)   $   1.01
  Cumulative effect of accounting principle
    change, net of tax                                       --           --                --       (0.32)
------------------------------------------------------------------------------------------------------------
  Net income (loss) per share                          $  (0.61)    $   1.00          $  (0.61)   $   0.69
------------------------------------------------------------------------------------------------------------
Weighted average number of common shares:
  Basic                                                  39,362       31,277            35,219      31,288
  Effect of dilutive options outstanding                     --           50                --          31
                                                    --------------------------------------------------------
  Diluted                                                39,362       31,327            35,219      31,319
------------------------------------------------------------------------------------------------------------
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                    SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                            JUNE 30,     DECEMBER 31,
                                                                              1999          1998
----------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
  Cash and cash equivalents                                                  $ 11,845    $ 31,314
  Short-term investments                                                       15,548      33,295
  Receivables, net of allowances                                               16,421      12,764
  Inventories                                                                  20,581      17,403
  Other current assets                                                          3,341       5,965
                                                                       --------------------------
        Total current assets                                                   67,736     100,741

Long-term investments                                                          66,139      25,253
Property and equipment, net                                                    13,634       8,802
Patents and other intangibles, net                                             10,321       7,497
Purchased technologies, net                                                    27,788          --
Goodwill, net                                                                  54,966          --
Other assets                                                                    3,773       2,632
-------------------------------------------------------------------------------------------------
        TOTAL ASSETS                                                         $244,357    $144,925
-------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                           $  8,226    $  4,132
  Accrued expenses                                                              8,580       5,081
  Current maturities of long-term debt                                          2,720       6,431
  Deferred revenue                                                              6,212       6,144
                                                                      ---------------------------
      Total current liabilities                                                25,738      21,788
Deferred revenue - noncurrent                                                   4,033       3,653
Deferred tax liabilities                                                       17,630          --
Long-term debt, less current maturities                                           202         150
-------------------------------------------------------------------------------------------------
        Total liabilities                                                      47,603      25,591
-------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value.  Authorized 5,000,000 shares, none
    issued                                                                         --          --
      Common stock, $.01 par value.  Authorized 100,000,000 shares;
        issued 42,719,730 shares in 1999 and 31,322,880 shares in 1998;
        outstanding 42,555,015 shares in 1999 and 31,153,765 in 1998              427         314
      Additional paid-in capital                                              209,570     149,482
      Accumulated deficit                                                     (41,768)    (20,219)

      Accumulated other comprehensive income (loss)                            29,333      (9,411)

      Treasury stock, at cost, 164,715 shares
        in 1999 and 169,115 shares in 1998                                       (808)       (832)
-------------------------------------------------------------------------------------------------
        Total stockholders' equity                                            196,754     119,334
-------------------------------------------------------------------------------------------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $244,357    $144,925
-------------------------------------------------------------------------------------------------



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